Exhibit 31.3

CERTIFICATION

I, David R. Monroe, Chief Accounting Officer of the registrant, certify that:

1.                                      I have reviewed this annual report on Form 10-K of Universal American Corp.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2017

/s/ DAVID R. MONROE
David R. Monroe Chief Accounting Officer